UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2014

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 20, 2014, CHS Inc. (the “Company”) announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission covering the sale from time to time of up to $2,000,000,000 of the Company’s Class B Cumulative Redeemable Preferred Stock (the “Class B Preferred Stock”).

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated by reference herein. The press release attached hereto as Exhibit 99.1 is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of the Company’s Class B Preferred Stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1    CHS Inc. Press Release dated June 20, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

June 20, 2014	By:	/s/ Lisa A. Zell
Name: Lisa A. Zell
Title: Executive Vice President and General Counsel